Exhibit 10.1

Utility Security Instrument

02-0028304201

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1 dated October 25, 2005 (“Supplemental Indenture”), between TXU Electric Delivery Company, formerly Oncor Electric Delivery Company, (the “Company”) and The Bank of New York, as trustee (the “Trustee”) under the Indenture and Deed of Trust dated as of May 1, 2002 from the Company to the Trustee as supplemented by Officer’s Certificates dated May 6, 2002 and December 20, 2002 (the Indenture and Deed of Trust as so supplemented, the “Indenture”). All capitalized terms used herein and not defined herein which are defined in the Indenture shall have the same meaning as used in the Indenture.

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have previously entered into the Indenture which provides for the issuance of Securities from time to time by the Company;

WHEREAS, the Indenture has been duly recorded and filed as a mortgage and security agreement with respect to real and personal property, and appropriate utility security instruments have been filed with the Secretary of State of Texas under File No. 02-0028304201, the appropriate place in the State of Texas;

WHEREAS, Notices of Utility Security Instruments and Notice of Name Change, Merger or Consolidation related to the Indenture have been filed for record and recorded in various counties in the State of Texas;

WHEREAS, the Company currently has outstanding $2,050,000,000 aggregate principal amount of its Securities;

WHEREAS, pursuant to the terms of the Indenture, the Securities are secured by the Lien of the Indenture;

WHEREAS, Section 1811 of the Indenture permits, effective as of the Release Date elected and specified by the Company, the discharge, cancellation, termination and satisfaction of the Lien when the aggregate principal amount of all Class A Bonds outstanding under all Class A Mortgages, other than Class A Bonds held by the Trustee, does not exceed the greater of 5% of the net book value of the Electric Utility Property or 5% of Capitalization;

WHEREAS, the aggregate principal amount of all Class A Bonds of the Company outstanding under all of the Company’s Class A Mortgages, other than Class A Bonds held by the Trustee, does not currently exceed the greater of 5% of the net book value of the Electric Utility Property or 5% of Capitalization;

Exhibit 10.1

WHEREAS, the Company desires to have the Lien discharged, cancelled, terminated and satisfied as permitted by Section 1811 of the Indenture;

WHEREAS, the Company has delivered to the Trustee a Company Order dated the date first written above whereby the Company elected and specified October 25, 2005 as the Release Date, and requested that the Trustee execute and deliver this Supplemental Indenture in order to discharge, cancel, terminate and satisfy for all purposes under the Indenture the Lien of the Indenture;

WHEREAS, the Company has furnished to the Trustee an Officer’s Certificate and an Opinion of Counsel pursuant to Sections 1303 and 1811 of the Indenture and a fair value certificate pursuant to Section 314(d)(1) of the Trust Indenture Act of 1939, as amended (the “TIA”);

WHEREAS, Section 1301(m) of the Indenture provides that, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures in connection with the establishment of a Release Date under Section 1811 of the Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture and all things necessary to make this Supplemental Indenture a valid and binding agreement of the Company and indenture supplemental to the Indenture in accordance with its terms have been done and performed; and

WHEREAS, effective as of the first date written above, this Supplemental Indenture shall amend and supplement the Indenture as herein set forth.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

Pursuant to Section 1811 of the Indenture, effective as of the Release Date, the Trustee does hereby irrevocably discharge, cancel, terminate and satisfy the Lien of the Indenture for all purposes under the Indenture. From and after the Release Date, the Trustee releases and discharges the Company from the Company’s obligation to maintain and preserve the Lien of the Indenture. The Trustee hereby agrees to execute and deliver such other instruments as the Company may from time to time request which the Company may deem necessary and desirable to discharge, cancel, terminate and satisfy for all purposes the Lien of the Indenture. It is the intention of the Trustee to fully and finally discharge, cancel, terminate and satisfy the Lien of the Indenture. This Supplemental Indenture shall be effective to discharge, cancel, terminate and satisfy such Lien, however the same may be evidenced and notwithstanding (i) the omission of any reference to any filing evidencing the Indenture or any index or set of records containing such filing and (ii) any error in the recording data of any filing evidencing the Indenture set forth herein.

Pursuant to Section 1811 of the Indenture, from and after the Release Date, (i) the Company shall have no obligation to make any payment with respect to the principal of and premium, if any, and interest on the Class A Bonds held by the Trustee, and such

Exhibit 10.1

Class A Bonds shall thereafter have zero fair value, (ii) the Trustee shall promptly surrender all Class A Bonds held by it to the trustee under the Class A Mortgage for cancellation and (iii) and all conditions to the issuance of Securities that refer or relate to the Class A Bonds or the Class A Mortgages shall be inapplicable.

Pursuant to Section 1301(m) of the Indenture, from and after the Release Date, the Indenture is hereby amended to eliminate any provisions related to the Lien of the Indenture, the Mortgaged Property and Class A Bonds, including Articles Sixteen, Seventeen and Eighteen.

The Trustee makes no undertaking or representations in respect of, and shall not be responsible for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company; provided that the Trustee does represent that it has all necessary corporate authority and capacity to act as Trustee in executing this Supplemental Indenture.

Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and is in all respects hereby ratified and confirmed. This Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor statute), except to the extent that the TIA shall be applicable and except to the extent that the law of the State of Texas shall mandatorily govern.

This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

TXU ELECTRIC DELIVERY COMPANY

By:	/s/ John M. Casey
Name:	John M. Casey
Title:	Assistant Treasurer

[SEAL]

ATTEST:

Gregory Santos

Name:

THE BANK OF NEW YORK, as Trustee

By:	/s/ Remo Reale
Name:	Remo Reale
Title:	Vice President

[SEAL]

ATTEST:

/s/ Robert Massimillo

Name:

Exhibit 10.1

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On this 24th day of October, before me, a notary public, the undersigned officer, personally appeared John M. Casey, who acknowledged himself to be the Assistant Treasurer of TXU ELECTRIC DELIVERY COMPANY, a corporation of the State of Texas and that he, as such Assistant Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Assistant Treasurer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Candice Duran

Notary Public, State of Texas

Commission Expires: 10/29/08

Exhibit 10.1

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 25th day of October, before me, a notary public, the undersigned officer, personally appeared Remo Reale, who acknowledged himself to be a Vice President of THE BANK OF NEW YORK, a New York banking corporation, and that he, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Joseph A. Lloret

Notary Public, State of New York

Commission Expires: June 24, 2006